UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2022

Signify Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40028	85-3481223
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue
Norwalk, CT (Address of Principal Executive Offices)		06854 (Zip Code)

Registrant’s telephone number, including area code: (203) 541-4600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per Share	SGFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 18, 2022, Signify Health, Inc. held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were presented to a vote of the stockholders at the Annual Meeting and received the votes indicated:

Proposal 1: Election of Class A Directors

To elect Matthew S. Holt and Kyle B. Peterson to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Matthew S. Holt	179,385,622	14,380,658	2,940	8,843,233

Kyle B. Peterson	179,583,909	14,177,165	8,146	8,843,233

Proposal 2: Ratification of Appointment of Independent Auditors

To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Votes For	Votes Against	Abstentions
201,408,348	82,795	1,121,310

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNIFY HEALTH, INC.

Date: May 23, 2022	By:	/s/ Steve Senneff
Name: Steve Senneff
Title: President & Chief Financial & Administrative Officer